EXHIBIT 99.6

                          [Monarch Bancorp Letterhead]


FOR IMMEDIATE RELEASE                                    CONTACTS:  Hugh Smith
April 9, 1997                                                   Chairman & CEO
                                                                (310) 477-2401
                                                                   Arnold Hahn
                                                       Chief Financial Officer
                                                                (714) 249-4272

                MONARCH BANCORP ANNOUNCES FIRST-QUARTER EARNINGS

Laguna Niguel, California . . . Monarch Bancorp today announced that its consolidated net income for the quarter ended March 31, 1997 was $893,000, or $0.03 per share. This compares with earnings of $79,000 and $0.01 per share for the quarter ended March 31, 1996. Without the amortization of goodwill of $499,000, net income for the quarter would have been $1,392,000, or $0.04 per share.

Earnings for the first quarter of 1997 included the earnings of Western Bank which was acquired on September 30, 1996. The acquisition was accounted for as a purchase and, therefore, the earnings of Western Bank were not included in the first quarter of 1996.

Return on average assets increased to 0.73% for the first quarter of 1997 versus 0.47% for the first quarter of 1996. Without goodwill amortization, return on average assets for the first quarter of 1997 would have been 1.21%. Return on average equity increased from 2.89% to 6.59% for the first quarter of 1997 versus the first quarter of 1996. Without goodwill amortization, return on average equity would have been 10.27% for the quarter. The efficiency ratio in the quarter was 69.0% with goodwill amortization and 61.2% without goodwill amortization. For the first quarter of 1996, the efficiency ratio was 83.1%.

Hugh Smith, Chairman and Chief Executive Officer of Monarch Bancorp, stated "We are beginning to demonstrate the results that we anticipated when Western was acquired at the beginning of the fourth quarter of 1996. We expect continued improvement in the operations and earnings at Monarch, especially once the pending acquisition of California Commercial Bankshares is completed."

It is still anticipated that the previously announced merger with California Commercial Bankshares will be consummated by the end of the second quarter upon obtaining shareholder and regulatory approval. At the same time it is expected that Monarch will have its common stock listed on the NASDAQ National Market System.


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MONARCH BANCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)


(000's omitted, except share data)


ASSETS                                           31-MAR-97          31-DEC-96
----------------------------------------     --------------      ---------------

  Cash and due from banks                    $        3,763        $    37,385
  Federal funds sold                                 17,618              4,217
                                                     ------             ------
    Total cash and cash equivalents                  53,381             41,602
  Investment securities
    Held to maturity                                  6,928              7,270
    Available for sale, at fair value               134,807            157,454
  Loans and leases (net)                            245,331            254,723
  Premises and equipment                              5,748              5,780
  Other real estate owned                             7,121              3,889
  Goodwill                                           28,843             29,342
  Other assets                                       11,883             12,301
                                                    -------             ------
                         TOTAL ASSETS        $      494,042       $     512,361
                                             ===============     ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------
  Deposits                                   $      427,837       $    442,984
  Other borrowings                                    8,000             11,000
  Accrued interest payable
       and other liabilities                          3,573              4,249
                                                    -------            -------
                       TOTAL LIABILITIES            439,410            458,233

  Common stock, no par value,
       authorized 100,000,000 shares and
       34,373,021 outstanding                        58,709             58,709
  Accumulated deficit                                (3,823)            (4,716)
  Unrealized gain on investment
       securities available for sale,
       net of taxes                                    (254)               135
                                                     ------             ------
              TOTAL SHAREHOLDERS' EQUITY             54,632             54,128
                                                     ------             ------
                   TOTAL LIABILITIES AND
                    SHAREHOLDERS' EQUITY     $      494,042        $   512,361
                                             ===============      =============


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MONARCH BANCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)


(000's omitted, except per share data)

                                               For the three month period ended
                                             ----------------------------------
                                                 31-MAR-97          31-MAR-96
                                             ---------------    ---------------
INTEREST AND LOAN FEE INCOME:

  Investment securities                      $        2,269     $          403
  Federal funds sold                                     81                 71
  Loans and leases                                    6,090                786
                                                      -----              -----
                   TOTAL INTEREST INCOME              8,440              1,260

INTEREST EXPENSE:

  Deposits                                            2,336                325
  Notes payable                                         233                  -
                                                      -----                ---
                  TOTAL INTEREST EXPENSE              2,569                325
                                                      -----                ---
NET INTEREST INCOME                                   5,871                935


  Less:  provision for loan losses                      225                 50
                                                        ---                ---
NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES                                   5,646                885

NON-INTEREST INCOME

  Service charges on deposits accounts                  346                131
  Other service charge and fee income                   144                 12
  Data processing income                                 39                 14
  Rental income                                          -                  17
  Gains on sale of securities
       available for sale                               107                 -
  Other income                                           44                  8
                                                        ---                ---
               TOTAL NON-INTEREST INCOME                680                182

NON-INTEREST EXPENSE

  Salaries and benefits                               2,199                425
  Occupancy                                             502                158
  Advertising and business development                  110                 32


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


  Other real estate owned                               (21)                 6
  Professional services                                 480                150
  Telephone, stationery and supplies                    192                 48
  Data processing                                       159                  -
  Goodwill amortization                                 499                  -
                                                        ---                ---
  Other                                                 325                109
                                                      -----                ---
              TOTAL NON-INTEREST EXPENSE              4,445                928

Income before provision for taxes                     1,881                139

Provision for taxes                                     988                 60
                                                        ---                 --
                              NET INCOME     $          893        $        79
                                            ================      =============

PER SHARE INFORMATION

  Number of shares and equivalents
        (weighted average)                         35,514.4            8,228.4
  Income per share (dollars)                 $         0.03        $      0.01


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